Exhibit 99.1

      CATHAY GENERAL BANCORP AUTHORIZES ADDITIONAL STOCK REPURCHASE PROGRAM

    LOS ANGELES, March 18 /PRNewswire-FirstCall/ -- Cathay General Bancorp (the "Company"), (Nasdaq: CATY) today announced that its Board of Directors has approved the repurchase of up to an aggregate of one million shares of its common stock following completion of the Company's current stock buyback authorization.

    On April 6, 2001, the Board of Directors of the Company approved a stock repurchase program of up to $15 million of the Company's common stock. Through March 17, 2005, the Company had repurchased 663,220 shares at a total cost of $9.6 million.

    "This new stock repurchase program demonstrates the Company's commitment to effective capital management and stockholder value," commented Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of the Company.

    The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. Shares repurchased are expected to be used for employee stock options and other purposes. The Company had 50.7 million shares outstanding at December 31, 2004.

    FORWARD-LOOKING STATEMENTS AND OTHER NOTICES
    This press release contains forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions.

    Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new market areas, fluctuations in interest rates, demographic changes, increases in competition, deterioration in asset or credit quality, changes in the availability of capital, legislative and regulatory developments such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies and of the memorandum of understanding between Cathay Bank and the Federal Deposit Insurance Corporation relating to Cathay Bank's compliance with certain provisions of the Bank Secrecy Act, and changes in our business strategy, including the formation of a real estate investment trust, general economic or business condition in California and other regions where Cathay Bank has operations such as the impact of the California budget deficit.

    These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2003, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

    Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations, (213)
625-4749.

SOURCE  Cathay General Bancorp
    -0-                             03/18/2005

    /CONTACT:  Heng W. Chen for Cathay General Bancorp, +1-213-625-4752/